UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2026

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	SABR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2026, Sabre Corporation (“Sabre”) designated Scott Hortenstine, currently Vice President of Global Accounting, to be its principal accounting officer and to serve as its Vice President and Controller, effective July 1, 2026. Jami Kindle, Senior Vice President and Chief Accounting Officer, will continue to serve as Sabre’s principal accounting officer through June 30, 2026.

Mr. Hortenstine joined Sabre in 2015 and has served as its Vice President of Global Accounting since 2023. Prior to that, he held a variety of positions of increasing responsibility with Sabre. Mr. Hortenstine is a Certified Public Accountant and holds a Master’s degree in Accounting from the University of Texas at Austin. Mr. Hortenstine will continue to participate in Sabre’s standard compensation and benefits programs for employees at the Vice President level, which includes a base salary, eligibility to receive an annual incentive under Sabre’s Variable Compensation Plan, and participation in Sabre’s long-term incentive program. Mr. Hortenstine’s appointment as Sabre’s principal accounting officer was not pursuant to any arrangement or understanding between him and any other person. There are no familial relationships or related party transactions with Sabre that would require disclosure under Items 401(d) or 404(a) of Regulation S-K in connection with his appointment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 20, 2026

Sabre Corporation

By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Executive Vice President and Chief Financial Officer